Exhibit 23.2

                          CONSENT OF ERNST & YOUNG LLP



We consent to incorporation by reference in the Registration Statement (Form S-8 No. 33-96550) pertaining to the Triad Guaranty Inc. 401(k) Profit-Sharing Plan of our report dated May 30, 2002 with respect to the financial statements and schedule of Triad Guaranty Inc. 401(k) Profit Sharing Plan included in the form 10-K/A for the year ended December 31, 2001.

ERNST & YOUNG LLP


Greensboro, North Carolina
June 27, 2002